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                                                                       EXHIBIT 2

                          AGREEMENT AND PLAN OF MERGER



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                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                                   F&M BANCORP

                                       AND

                        PATAPSCO VALLEY BANCSHARES, INC.

                          DATED AS OF SEPTEMBER 7, 1999

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                                TABLE OF CONTENTS

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    ARTICLE I     THE MERGER........................................................................2
         1.1.  THE MERGER...........................................................................2
         1.2.  EFFECTIVE TIME.......................................................................2
         1.3.  EFFECTS OF THE MERGER................................................................2
         1.4.  CONVERSION OF COMPANY COMMON STOCK...................................................2
         1.5.  STOCK OPTIONS........................................................................3
         1.6.  BUYER COMMON STOCK...................................................................5
         1.7.  ARTICLES OF INCORPORATION............................................................5
         1.8.  BY-LAWS..............................................................................5
         1.9.  DIRECTORS AND OFFICERS...............................................................5
         1.10.  TAX CONSEQUENCES; ACCOUNTING TREATMENT..............................................5

    ARTICLE II    EXCHANGE OF SHARES................................................................5
         2.1.  BUYER TO MAKE SHARES AVAILABLE.......................................................5
         2.2.  EXCHANGE OF SHARES...................................................................6

    ARTICLE III   DISCLOSURE SCHEDULES; STANDARDS
                   FOR REPRESENTATIONS AND WARRANTIES...............................................8

         3.1.  DISCLOSURE SCHEDULES.................................................................8
         3.2.  STANDARDS............................................................................9

    ARTICLE IV    REPRESENTATIONS AND WARRANTIES
                   OF THE COMPANY..................................................................10
         4.1.  CORPORATE ORGANIZATION..............................................................10
         4.2.  CAPITALIZATION......................................................................11
         4.3.  AUTHORITY; NO VIOLATION.............................................................12
         4.4.  CONSENTS AND APPROVALS..............................................................14
         4.5.  REPORTS.............................................................................14
         4.6.  FINANCIAL STATEMENTS................................................................15
         4.7.  BROKER'S FEES.......................................................................16
         4.8.  ABSENCE OF CERTAIN CHANGES OR EVENTS................................................16
         4.9.  LEGAL PROCEEDINGS...................................................................17
         4.10.  TAXES..............................................................................17
         4.11.  EMPLOYEES..........................................................................18
         4.12.  SEC REPORTS........................................................................20
         4.13.  COMPANY INFORMATION................................................................20
         4.14.  COMPLIANCE WITH APPLICABLE LAW.....................................................20
         4.15.  CERTAIN CONTRACTS..................................................................21

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         4.14.  COMPLIANCE WITH APPLICABLE LAW.....................................................20
         4.15.  CERTAIN CONTRACTS..................................................................21
         4.16.  AGREEMENTS WITH REGULATORY AGENCIES................................................22
         4.17.  INVESTMENT SECURITIES..............................................................22
         4.18.  INTELLECTUAL PROPERTY..............................................................22
         4.19.  STATE TAKEOVER LAWS................................................................22
         4.20.  ADMINISTRATION OF FIDUCIARY ACCOUNTS...............................................22
         4.21.  ENVIRONMENTAL MATTERS..............................................................23
         4.22.  DERIVATIVE TRANSACTIONS............................................................24
         4.23.  OPINION............................................................................24
         4.24.  APPROVALS..........................................................................24
         4.25.  LOAN PORTFOLIO.....................................................................24
         4.26.  ACCOUNTING FOR THE MERGER; REORGANIZATION..........................................25
         4.27.  OWNERSHIP OF COMPANY COMMON STOCK..................................................25

    ARTICLE V     REPRESENTATIONS AND WARRANTIES
                   OF BUYER........................................................................26
         5.1.  CORPORATE ORGANIZATION..............................................................26
         5.2.  CAPITALIZATION......................................................................27
         5.3.  AUTHORITY; NO VIOLATION.............................................................28
         5.4.  CONSENTS AND APPROVALS..............................................................29
         5.5.  REPORTS.............................................................................30
         5.6.  FINANCIAL STATEMENTS................................................................30
         5.7.  BROKER'S FEES.......................................................................31
         5.8.  ABSENCE OF CERTAIN CHANGES OR EVENTS................................................31
         5.9.  LEGAL PROCEEDINGS...................................................................31
         5.10.  SEC REPORTS........................................................................31
         5.11.  AGREEMENTS WITH REGULATORY AGENCIES................................................32
         5.12.  BUYER INFORMATION..................................................................32
         5.13.  OWNERSHIP OF COMPANY COMMON STOCK; AFFILIATES AND
                  ASSOCIATES.......................................................................32
         5.14.  APPROVALS..........................................................................33
         5.15.  ACCOUNTING FOR THE MERGER; REORGANIZATION..........................................33
         5.16.  TAXES..............................................................................33
         5.17.  EMPLOYEES..........................................................................34
         5.18.  COMPLIANCE WITH APPLICABLE LAW.....................................................35
         5.19.  INVESTMENT SECURITIES..............................................................35
         5.20.  INTELLECTUAL PROPERTY..............................................................35
         5.21.  ENVIRONMENTAL MATTERS..............................................................36
         5.22.  DERIVATIVE TRANSACTIONS............................................................36

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         5.23.  LOAN PORTFOLIO.....................................................................37
         5.24.  ADMINISTRATION OF FIDUCIARY ACCOUNTS...............................................38

    ARTICLE VI    COVENANTS RELATING TO CONDUCT OF BUSINESS........................................38
         6.1.  COVENANTS OF THE COMPANY............................................................38
         6.2.  COVENANTS OF BUYER..................................................................42

ARTICLE VII   ADDITIONAL AGREEMENTS................................................................43
         7.1.  REGULATORY MATTERS..................................................................43
         7.2.  ACCESS TO INFORMATION...............................................................45
         7.3.  NO SOLICITATION.....................................................................46
         7.4.  STOCKHOLDER MEETING.................................................................48
         7.5.  LEGAL CONDITIONS TO MERGER..........................................................48
         7.6.  AFFILIATES..........................................................................49
         7.7.  STOCK EXCHANGE LISTING..............................................................49
         7.8.  EMPLOYEE BENEFIT PLANS; EXISTING AGREEMENTS.........................................49
         7.9.  INDEMNIFICATION.....................................................................50
         7.10.  ADDITIONAL AGREEMENTS..............................................................52
         7.11.  ADVICE OF CHANGES..................................................................52
         7.12.  CURRENT INFORMATION................................................................53
         7.13.  EXECUTION AND AUTHORIZATION OF BANK MERGER AGREEMENT...............................53
         7.14.  DIRECTORSHIP.......................................................................53
         7.15.  ADVISORY COUNCIL...................................................................54
         7.16.  COORDINATION OF DIVIDENDS..........................................................54
         7.17.  YEAR 2000 SURVEY...................................................................54
         7.18.  COMPANY DRIP.......................................................................54

    ARTICLE VIII  CONDITIONS PRECEDENT.............................................................55
         8.1.  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER..........................55
         8.2.  CONDITIONS TO OBLIGATIONS OF BUYER..................................................56
         8.3.  CONDITIONS TO OBLIGATIONS OF THE COMPANY............................................57
    ARTICLE IX    TERMINATION AND AMENDMENT........................................................58
         9.1.  TERMINATION.........................................................................58
         9.2.  EFFECT OF TERMINATION; EXPENSES.....................................................62
         9.3.  AMENDMENT...........................................................................63
         9.4.  EXTENSION; WAIVER...................................................................63

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    ARTICLE X     GENERAL PROVISIONS...............................................................63
         10.1.  CLOSING............................................................................63
         10.2.  ALTERNATIVE STRUCTURE..............................................................64
         10.3.  NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS..........................64
         10.4.  EXPENSES...........................................................................64
         10.5.  NOTICES............................................................................64
         10.6.  INTERPRETATION.....................................................................66
         10.7.  COUNTERPARTS.......................................................................66
         10.8.  ENTIRE AGREEMENT...................................................................66
         10.9.  GOVERNING LAW......................................................................66
         10.10.  ENFORCEMENT OF AGREEMENT..........................................................66
         10.11.  SEVERABILITY......................................................................67
         10.12.  PUBLICITY.........................................................................67
         10.13.  ASSIGNMENT; NO THIRD PARTY BENEFICIARIES..........................................67

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                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of September 7, 1999 by and between F&M Bancorp, a Maryland corporation ("Buyer"), and Patapsco Valley Bancshares, Inc., a Maryland corporation (the "Company"). (Buyer and the Company are sometimes collectively referred to herein as the "Constituent
Corporations".)

                  WHEREAS, the Boards of Directors of Buyer and the Company have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for herein in which the Company will, subject to the terms and conditions set forth herein, merge (the "Merger") with and into Buyer; and

                  WHEREAS, as soon as practicable after the execution and delivery of this Agreement, Farmers & Mechanics National Bank, a banking association organized under the laws of the United States and a wholly owned subsidiary of Buyer ("Buyer Bank," and sometimes referred to herein as the "Surviving Bank"), and Commercial and Farmers Bank, a Maryland-chartered commercial bank and a wholly owned subsidiary of the Company (the "Company Bank"), will enter into a Subsidiary Agreement and Plan of Merger in substantially the form set forth on EXHIBIT A hereto (the "Bank Merger Agreement") providing for the merger (the "Subsidiary Merger") of the Company Bank with and into Buyer Bank, and it is intended that the Subsidiary Merger be consummated immediately following the consummation of the Merger; and

                  WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger; and

                  WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction.

                  NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:



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                                    ARTICLE I

                                   THE MERGER

                  1.1. THE MERGER. Subject to the terms and conditions of this Agreement, in accordance with the Maryland General Corporation Law (the "MGCL"), at the Effective Time (as defined in Section 1.2 hereof), the Company shall merge with and into Buyer. Buyer shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the laws of the State of Maryland. The name of the Surviving Corporation shall continue to be F&M Bancorp. Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

                  1.2. EFFECTIVE TIME. The Merger shall become effective as set forth in the articles of merger (the "Articles of Merger") which shall be filed with the State Department of Assessments and Taxation (the "Department") on the Closing Date (as defined in Section 10.1 hereof). The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Articles of Merger.

                  1.3. EFFECTS OF THE MERGER. At and after the Effective Time, the Merger shall have the effects set forth in Section 3-114 of the MGCL.

                  1.4. CONVERSION OF COMPANY COMMON STOCK. (a) At the Effective Time, subject to Section 2.2(e) hereof, each share of the common stock, par value $0.01 per share, of the Company (the "Company Common Stock") issued and out standing immediately prior to the Effective Time (other than shares of Company Common Stock held directly or indirectly by Buyer or the Company or any of their respective Subsidiaries (as defined below) (except for Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(b) hereof)) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for 1.18 shares (the "Exchange Ratio") of the common stock, par value $5.00 per share, of Buyer ("Buyer Common Stock"). All of the shares of Company Common Stock converted into Buyer Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of Company Common Stock shall thereafter only represent the right to receive (i) the number of whole shares of Buyer Common Stock and (ii) the cash in lieu of fractional shares into which the shares of Company Common Stock represented by such Certificate have been converted pursuant to this Section 1.4(a) and Section 2.2(e) hereof. Certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of

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Buyer Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2 hereof, with out any interest thereon. If, between the date of this Agreement and the Effective Time, the outstanding shares of Buyer Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratio shall be adjusted accordingly.

                           (b) At the Effective Time, all shares of Company
Common Stock that are owned directly or indirectly by Buyer or the Company or any of their respective Subsidiaries (other than shares of Company Common Stock
(x) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties (any such shares, and shares of Buyer Common Stock which are similarly held, whether held directly or indirectly by Buyer or the Company, as the case may be, being referred to herein as "Trust Account Shares") and (y) held by Buyer or the Company or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of Company Common Stock, and shares of Buyer Common Stock which are similarly held, whether held directly or indirectly by Buyer or the Company, being referred to herein as "DPC Shares") shall be cancelled and shall cease to exist and no stock of Buyer or other consideration shall be delivered in exchange therefor. All shares of Buyer Common Stock that are owned by the Company or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become authorized but unissued shares of Buyer Common Stock. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

                  1.5. STOCK OPTIONS. (a) At the Effective Time, each option granted by the Company (a "Company Option") to purchase shares of Company Common Stock which is outstanding and unexercised (whether vested or unvested) immediately prior thereto shall be assumed by Buyer and converted automatically into an option (a "Buyer Option") to purchase shares of Buyer Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the Company's Incentive Stock Option Plan, the Company's Employee Stock Purchase Plan or the Company's Directors' Stock Option Plan, as the case may be (collectively, the "Company Option Plans") or the Agreement for Non-Qualified Stock Option, dated February 1, 1999, by and between the Company and W. William Cookson (the "Cookson Option"), as applicable):

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                           (1) the number of shares of Buyer Common Stock to be
                  subject to the new option shall be equal to the product of the number of shares of Company Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of Buyer Common Stock resulting from such multiplication shall be rounded down to the nearest whole share; and

                           (2) the exercise price per share of Buyer Common
                  Stock under the new option shall be equal to the exercise price per share of Company Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest whole cent.

The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code and, to the extent it is not so consistent, such Section 424(a) shall override anything to the contrary contained herein. The duration and other terms of the new option shall be the same as the original option, except that all references to the Company shall be deemed to be references to Buyer.

                           (b) Buyer shall take all corporate action necessary
to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of Buyer Options, and, at or prior to the Effective Time, Buyer shall file a registration statement on Form S-8 with respect to the shares of Buyer Common Stock subject to Buyer Options, and shall use its reasonable best efforts to maintain the effectiveness of such registration statement for so long as any such Buyer Options remain outstanding.

                           (c) Buyer and the Company shall take all such steps
as may be required to cause the transactions contemplated by this Section 1.5 and any other dispositions of Company equity securities (including derivative securities) or acquisitions of Buyer equity securities (including derivative securities) in connection with this Agreement by each individual who (i) is a director or officer of the Company or (ii) at the Effective Time, will become a director or officer of Buyer, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), such steps to be taken in accordance with the No- Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

                  1.6. BUYER COMMON STOCK. Except for shares of Buyer Common Stock owned by the Company or any of its Subsidiaries (other than Trust Account

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Shares and DPC Shares), which shall constitute authorized but unissued shares of
Buyer Common Stock as contemplated by Section 1.4 hereof, the shares of Buyer Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding.

                  1.7. ARTICLES OF INCORPORATION. At the Effective Time, the Articles of Incorporation of Buyer, as in effect at the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation.

                  1.8. BY-LAWS. At the Effective Time, the By-Laws of Buyer, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with applicable law.

                  1.9. DIRECTORS AND OFFICERS. Except as contemplated by Section
7.14 hereof, the directors and officers of Buyer immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

                  1.10. TAX CONSEQUENCES; ACCOUNTING TREATMENT. It is intended that the Merger shall (i) constitute a reorganization within the meaning of
Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code, and (ii) be accounted for as a "pooling-of-interests" under generally accepted accounting principles ("GAAP").

                                   ARTICLE II

                               EXCHANGE OF SHARES

                  2.1. BUYER TO MAKE SHARES AVAILABLE. At or prior to the Effective Time, Buyer shall deposit, or shall cause to be deposited, with a bank or trust company (which may be a Subsidiary of Buyer) (the "Exchange Agent"), selected by Buyer, for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of Buyer Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of Buyer Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.4 and paid pursuant to
Section 2.2(a) in exchange for outstanding shares of Company Common Stock.

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                  2.2. EXCHANGE OF SHARES. (a) As soon as practicable after the
Effective Time, and in no event more than five business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Ex change Agent) advising such holder of the effectiveness of the Merger and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of Buyer Common Stock and the cash in lieu of fractional shares into which the shares of Company Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Buyer Common Stock to which such holder of Company Common Stock shall have become entitled pursuant to the provisions of Article I hereof and (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this
Article II, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates.

                           (b) No dividends or other distributions declared at
or after the Effective Time with respect to Buyer Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Buyer Common Stock represented by such Certificate. No holder of an unsurrendered Certificate shall be entitled, until the surrender of such Certificate, to vote the shares of Buyer Common Stock into which his Company Common Stock shall have been converted.

                           (c) If any certificate representing shares of Buyer
Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Buyer Common Stock in any name other than that of the registered holder

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of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                           (d) After the Effective Time, there shall be no
transfers on the stock transfer books of the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of Buyer Common Stock as provided in this Article II.

                           (e) Notwithstanding anything to the contrary
contained herein, no certificates or scrip representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Buyer Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Buyer. In lieu of the issuance of any such fractional share, Buyer shall pay to each former stockholder of the Company who otherwise would be entitled to receive a fractional share of Buyer Common Stock an amount in cash determined by multiplying (i) the fraction of a share of Buyer Common Stock to which such holder would otherwise be entitled to receive pursuant to
Section 1.4 hereof by (ii) the average of the last reported sale prices per share of Buyer Common Stock as reported on The Nasdaq Market's National Market ("Nasdaq/NMS") (as reported in THE WALL STREET JOURNAL or, if not reported therein, in another mutually agreed upon authoritative source) for the 5 (five) consecutive trading days ending immediately preceding the date on which the Effective Time shall occur.

                           (f) Any portion of the Exchange Fund that remains
unclaimed by the stockholders of the Company for six months after the Effective Time shall be delivered by the Exchange Agent to Buyer. Any stockholders of the Company who have not theretofore complied with this Article II shall thereafter be entitled to look to Buyer for payment of their shares of Buyer Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on Buyer Common Stock deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Buyer, the Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                           (g) In the event any Certificate shall have been
lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such

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Certificate to be lost, stolen or destroyed and, if required by Buyer, the posting by such person of a bond in such amount as Buyer reasonably may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Buyer Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE III

                         DISCLOSURE SCHEDULES; STANDARDS
                       FOR REPRESENTATIONS AND WARRANTIES

                  3.1. DISCLOSURE SCHEDULES. Prior to the execution and delivery of this Agreement, the Company has delivered to Buyer, and Buyer has delivered to the Company, a schedule (in the case of the Company, the "Company Disclosure Schedule," and in the case of Buyer, the "Buyer Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of such party's representations or warranties contained in Article IV, in the case of the Company, or Article V, in the case of Buyer, or to one or more of such party's covenants contained in Article VI; PROVIDED, HOWEVER, that notwithstanding anything in this Agreement to the contrary (a) no such item is required to be set forth in the Disclosure Schedule as an exception to a representation or warranty (other than the representations and warranties contained in Sections 4.2, 4.3(a), 4.3(b), 4.6(a), 4.11(d), 4.12, 4.13, 5.2, 5.3(a), 5.3(b), 5.6(a),
5.10 and 5.12) if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by
Section 3.2, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or is reasonably likely to have a Material Adverse Effect (as defined herein) with respect to either the Company or Buyer, respectively.

                  3.2. STANDARDS. (a) No representation or warranty of the Company contained in Article IV (other than the representations and warranties contained in Sections 4.2, 4.3(a), 4.3(b), 4.6(a), 4.11(d), 4.12 and 4.13) or of
Buyer in Article V (other than the representations and warranties contained in Sections 5.2, 5.3(a), 5.3(b), 5.6(a), 5.10 and 5.12) shall be deemed untrue or incorrect for any purpose under this Agreement, including for purposes of
Section 8.2(a) and Section 8.3(a), and no party hereto shall be deemed to have breached any such representation or warranty for any purpose under this Agreement, in any case as a consequence of the

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existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any such representations or warranties contained in Article IV, in the case of the Company, or Article V, in the case of Buyer, has had or is reasonably likely to have a Material Adverse Effect with respect to the Company or Buyer, respectively.

                           (b) As used in this Agreement, the term "Material
Adverse Effect" means, with respect to Buyer or the Company, as the case may be, a material adverse effect on (i) the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole, other than any such effect attributable to or resulting from (A) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (B) any change in GAAP or regulatory accounting principles applicable to banks or their holding companies generally, (C) any change in general economic or business conditions affecting banks, thrifts or holding companies generally, PROVIDED that such change does not affect the referenced party to a materially greater extent than banks, thrifts or holding companies generally, and PROVIDED FURTHER that such change does not have a materially adverse effect on the results of operations or financial condition of the referenced party, or (D) any action or omission of the Company or Buyer or any Subsidiary of either of them taken in contemplation of the Merger with the prior written consent of the other party hereto, or (ii) the ability of such party and its Subsidiaries to consummate the transactions contemplated by the Company Documents (as defined herein) and the Bank Merger Agreement.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as specifically set forth in the Company Disclosure Schedule (PROVIDED, HOWEVER, that no exception shall be taken with respect to any representation or warranty set forth in any Section of this Article IV unless such exception is specifically set forth in the correspondingly enumerated section of the Company Disclosure Schedule), the Company hereby represents and warrants to Buyer as follows:

                  4.1. CORPORATE ORGANIZATION. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such qualification necessary. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The Articles of Incorporation and By-Laws of the Company, copies of which have previously been made available to Buyer, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

                           (b) The Company Bank is a commercial bank duly
organized, validly existing and in good standing under the laws of the State of Maryland. The deposit accounts of the Company Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Bank Insurance Fund ("BIF") and/or the Savings Association Insurance Fund ("SAIF") to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by the Company Bank. Each of the Company's other Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company's Subsidiaries has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such qualification necessary. The articles of incorporation, by-laws and similar governing documents of each Subsidiary of the Company, copies of which have previously been made available to Buyer, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

                           (c) The minute books of the Company and each of its
Subsidiaries contain true, complete and accurate records of all meetings and other corporate actions held or taken since December 31, 1996 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

                  4.2. CAPITALIZATION. (a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock. As of the date of this Agreement, there are (x) 1,367,968.9364 shares of Company Common Stock out standing, (y) 5,200 shares of Company Common Stock reserved for issuance pursuant to a restricted stock award that was granted by the Board of Directors of the Company on April 20, 1999 (the "Restricted Stock Award") and described in
Section 4.2(a) of the Company Disclosure Schedule and (z) no shares of Company Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise except for (i) 120,000 shares of Company Common Stock reserved for issuance pursuant to the Company Option Plans and described in Section 4.2(a) of the Company Disclosure Schedule, (ii) 4,000 shares of Company Common Stock reserved for issuance pursuant to the Cookson Option Plan and described in Section
4.2(a) of the Company Disclosure Schedule and (iii) 272,225 shares of Company Common Stock reserved for issuance upon exercise of the option issued to Buyer pursuant to the Stock Option Agreement, dated as of the date hereof, between Buyer and the Company (the "Company Option Agreement"). All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof. Except as referred to above or reflected in
Section 4.2(a) of the Company Disclosure Schedule, and except for the Company Option Agreement, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Common Stock or any other equity security of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock or any other equity security of the Company. The number of shares subject to each option to purchase Company Common Stock granted and the price at which each such option may be exercised are set forth in Section 4.2(a) of the Company Disclosure Schedule. The names of the optionees, the date of each option to purchase Company Common Stock granted, and the expiration date of each such option under the Company Option Plans are set forth in Section 4.2(a) of the Company Disclosure Schedule.

                           (b) Section 4.2(b) of the Company Disclosure Schedule
sets forth a true, complete and correct list of all of the Subsidiaries of the Company. The Company owns, directly or indirectly, all of the issued and outstanding shares of the capital stock of each of such Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Assuming compliance by Buyer with Section 1.5 hereof, at the Effective Time, there will not be any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character by which the Company or any of its Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock of the Company or any of its Subsidiaries.

                           (c) Upon the suspension by the Company of the Company
Dividend Reinvestment Plan (the "Company DRIP") pursuant to Section 7.18, from the date of such suspension, if any, no issuances or purchases of the Company Common Stock under the Company DRIP shall be permitted, nor shall any other obligations thereunder accrue.

                  4.3. AUTHORITY; NO VIOLATION. (a) The Company has full corporate power and authority to execute and deliver this Agreement and the Company Option Agreement (this Agreement and the Company Option Agreement, collectively, the "Company Documents") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of the Company Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of the Company. The Board of Directors of the Company has directed that this Agreement and the transactions contemplated hereby be submitted to the Company's stockholders for approval at a meeting of such stockholders and, except for the approval of the Merger and this Agreement by the requisite vote of the Company's stockholders, no other corporate proceedings on the part of the Company are necessary to approve the Company Documents and to consummate the transactions contemplated hereby and thereby. With out limiting the foregoing, the Board of Directors of the Company has adopted a resolution declaring that this Agreement, the Merger and the transactions contemplated hereby and thereby are advisable on substantially the terms set forth herein and that such proposed transactions be submitted for consideration at a special meeting of the stockholders of the Company. Each of the Company Documents has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                           (b) The Company Bank has full corporate power and
authority to execute and deliver the Bank Merger Agreement and to consummate the trans actions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby will be duly and validly approved by the Board of Directors of the Company Bank. Upon the due and valid approval of the Bank Merger Agreement by the Board of Directors of the Company Bank and by the Company as the sole stockholder of the Company Bank, no other corporate proceedings on the part of the Company Bank will be necessary to consummate the transactions contemplated thereby. The Bank Merger Agreement, upon execution and delivery by the Company Bank, will be duly and validly executed and delivered by the Company Bank and will (assuming due authorization, execution and delivery by Buyer Bank) constitute a valid and binding obligation of the Company Bank, enforceable against the Company Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                           (c) Neither the execution and delivery of the Company
Documents by the Company or the Bank Merger Agreement by the Company Bank, nor the consummation by the Company or the Company Bank, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by the Company or the Company Bank, as the case may be, with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Articles of Incorporation or By-Laws of the Company or the articles of incorporation, by-laws or similar governing documents of any of its Subsidiaries, or (ii) assuming that the consents and approvals referred to in Section 4.4 hereof are duly obtained prior to the Effective Time, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of the
Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

                  4.4. CONSENTS AND APPROVALS. Except for (a) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHC Act and the Office of the Comptroller of the Currency (the "OCC") under the Bank Merger Act and approval of such applications and notices, (b) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement in definitive form relating to the meeting of the Company's stockholders to be held in connection with this Agreement and the trans actions contemplated hereby (the "Proxy Statement") and the filing and declaration of effectiveness of the registration statement on Form S-4 (the "S-4") in which the Proxy Statement will be included as a prospectus, (c) the approval of the Merger and this Agreement by the requisite vote of the stockholders of the Company,

(d) the filing of the Articles of Merger with the Department pursuant to the MGCL, (e) the approval of the Bank Merger Agreement by the Company as the sole stockholder of the Company Bank, (f) authorization for quotation of Buyer Common Stock to be issued in the Merger on the Nasdaq/NMS, (g) approval of the transactions contemplated by this Agreement and the Bank Merger Agreement by the Maryland Commissioner of Financial Regulation and/or filings in connection therewith pursuant to the Financial Institutions Article of the Annotated Code of Maryland, (h) filings under state securities and blue sky laws, (i) filings with or approvals of the State Insurance Commissioner and (j) such filings, authorizations or approvals as may be set forth in Section 4.4 of the Company Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (1) the execution and delivery by the Company of the Company Documents, (2) the consummation by the Company of the Merger and the other transactions contemplated hereby and thereby, (3) the execution and delivery by the Company Bank of the Bank Merger Agreement, and (4) the consummation by the Company Bank of the Subsidiary Merger and the transactions contemplated thereby.

                  4.5. REPORTS. The Company and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1995 with (i) the Federal Reserve Board, (ii) the FDIC,
(iii) any state banking commissions or any other state regulatory authority (each a "State Regulator") and (iv) and any self-regulatory organization ("SRO") (collectively, the "Regulatory Agencies"), and have paid all fees and assessments due and payable in connection there with. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of the Company and its Subsidiaries, and no Regulatory Agency has initiated any proceeding or investigation into the business or operations of the Company or any of its Subsidiaries since December 31, 1995. There is no unresolved material violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its Subsidiaries.

                  4.6. FINANCIAL STATEMENTS. (a) The Company has previously made available to Buyer copies of (i) the consolidated balance sheets of Company and its Subsidiaries as of December 31 for the fiscal years 1997 and 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1996 through 1998, inclusive, as reported in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of Rowles & Company, LLP, independent public accountants with respect to the

Company, and (ii) the unaudited consolidated statements of financial condition of the Company and its Subsidiaries as of June 30, 1999 and June 30, 1998 and the related unaudited consolidated statements of operations and cash flows for the six-month periods then ended as reported in the Company's Quarterly Report on Form 10-QSB for the period ended June 30, 1999 filed with the SEC under the Exchange Act. The December 31, 1998 consolidated balance sheet of the Company (including the related notes, where applicable) fairly presents the consolidated financial position of the Company and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section
4.6 (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), and the financial statements to be filed with the SEC after the date hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements to be filed with the SEC after the date hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements to be filed with the SEC after the date hereof will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q.

                           (b) The books and records of the Company and its
Subsidiaries have been, and are being, maintained in accordance with applicable legal and accounting requirements.

                  4.7. BROKER'S FEES. Neither the Company nor any Subsidiary of the Company nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by the Company Documents or the Bank Merger Agreement, except that the Company has engaged, and will pay a fee or commission to, Ferris, Baker Watts Incorporated in accordance with the terms of a letter agreement between Ferris, Baker Watts Incorporated and the Company, a true, complete and correct copy of which has been previously made available by the Company to Buyer.

                  4.8. ABSENCE OF CERTAIN CHANGES OR EVENTS. (a) Since December 31, 1998, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the Company.

                           (b) Except for the execution and delivery of the
Company Documents and the Bank Merger Agreement, since December 31, 1998, the Company and its Subsidiaries have carried on their respective businesses in the ordinary course consistent with their past practices.

                           (c) Since June 30, 1999, neither the Company nor any
of its Subsidiaries has (i) increased the wages, salaries, compensation, pension or other fringe benefits or perquisites payable to any executive officer, employee or director from the amount thereof in effect as of June 30, 1999 (which amounts have been previously disclosed to Buyer), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus other than year-end bonuses for fiscal 1999 as listed in Section 4.8 of the Company Disclosure Schedule, (ii) suffered any strike, work stoppage, slow-down, or other labor disturbance, (iii) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization or (iv) had any union organizing activities.

                  4.9. LEGAL PROCEEDINGS. (a) Neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Company's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by any of the Company Documents or the Bank Merger Agreement.

                           (b) There is no injunction, order, judgment, decree
or regulatory restriction imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries.

                  4.10. TAXES. (a) Each of the Company and its Subsidiaries (i) has duly and timely filed (including applicable extensions granted without penalty) all Tax Returns (as hereinafter defined) required to be filed on or prior to the date hereof and will duly and timely file all Tax Returns after the date hereof and prior to the Effective Time, and such Tax Returns are or will be true, correct and complete, and (ii) has paid or will pay in full or to the extent necessary made or will make adequate provision in the financial statements of the Company (in accordance with GAAP) for all Taxes (as hereinafter defined). No deficiencies for any Taxes have been proposed, asserted, assessed or, to the knowledge of the Company, threatened against or with respect to the Company or any of its Subsidiaries. (i) There are no liens for

Taxes upon the assets of either the Company or its Subsidiaries except for statutory liens for current Taxes not yet due, (ii) neither the Company nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding,
(iii) with respect to each taxable period of the Company and its Subsidiaries, the federal and state income Tax Returns of the Company and its Subsidiaries have been audited by the Internal Revenue Service (the "IRS") or appropriate state tax authorities or the time for assessing and collecting income Tax with respect to such taxable period has closed and such taxable period is not subject to review, (iv) neither the Company nor any of its Subsidiaries has filed or been included in a combined, consolidated or unitary income Tax Return other than one in which the Company was the parent of the group filing such Tax Return, (v) neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes (other than the allocation of federal income taxes as provided by Regulation 1.1552-1(a)(1) under the Code), (vi) neither the Company nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code (or any similar or corresponding provision or requirement of state, local or foreign income Tax law), by reason of the voluntary change in accounting method (nor has any taxing authority proposed in writing any such adjustment or change of accounting method), (vii) neither the Company nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code, (viii) neither the Company nor any of its Subsidiaries has made any payment or will be obligated to make any payment (by contract or otherwise) which will not be deductible by reason of Section 280G of the Code and (ix) none of the Company, any of its Subsidiaries or any entity acquired by the Company or its Subsidiaries is or was (a) a domestic building and loan association, (b) a mutual savings bank or (c) a cooperative bank without capital stock organized and operated for mutual purposes and without profit, which has taken a deduction for additions to a reserve for bad debts under Section 593 of the Code.

                           (b) For the purposes of this Agreement, "Taxes" shall
mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto. For purposes of this Agreement, "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

                  4.11. EMPLOYEES. (a) Section 4.11(a) of the Company Disclosure Schedule sets forth a true, complete and correct list of each deferred compensation plan, incentive compensation plan, equity compensation plan, "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); each "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to (the "Company Plans") by the Company, any of its Subsidiaries or by any trade or business, whether or not incorporated (a "Company ERISA Affiliate"), all of which together with the Company would be deemed a "single employer" within the meaning of Section 4001 of ERISA, for the benefit of any employee or former employee of the Company, any Subsidiary or any Company ERISA Affiliate.

                           (b) The Company has heretofore made available to
Buyer true, complete and correct copies of each of the Company Plans and all related documents, including but not limited to (i) the actuarial report for such Company Plan (if applicable) for each of the last two years and (ii) the most recent determination letter from the IRS (if applicable) for such Company Plan.

                           (c) (i) Each of the Company Plans has been operated
and ad ministered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code, (ii) each of the Company Plans intended to be "qualified" within the meaning of Section 401(a) of the Code either (1) has received a favorable determination letter from the IRS, or (2) is or will be the subject of an application for a favorable determination letter, and the Company is not aware of any circumstances likely to result in the revocation or denial of any such favorable determination letter, (iii) with respect to each Company Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Company Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Company Plan's actuary with respect to such Company Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Company Plan allocable to such accrued benefits, (iv) no Company Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company, its Subsidiaries or any Company ERISA Affiliate beyond their retirement or other termination of service, other than (w) coverage mandated by applicable law, (x) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits accrued as liabilities on the books of the Company, its Subsidiaries or the Company ERISA Affiliates or (z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under Title IV of ERISA has been incurred by the Company, its Subsidiaries or any Company ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company, its Subsidiaries or a Company ERISA Affiliate of incurring a liability thereunder, (vi) no Company Plan is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA,
(vii) all contributions or other amounts payable by the Company, its Subsidiaries or any Company ERISA Affiliates as of the Effective Time with respect to each Company Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) neither the Company, its Subsidiaries nor any Company ERISA Affiliate has engaged in a transaction in connection with which the Company, its Subsidiaries or any Company ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (ix) there are no pending or, to the best knowledge of the Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Company Plans or any trusts related thereto and (x) the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement will not (y) entitle any current or former employee or officer of the Company or any Company ERISA Affiliate to severance pay, termination pay or any other payment or benefit, except as expressly provided in this Agreement or (z) accelerate the time of payment or vesting or increase the amount or value of compensation or benefits due any such employee or officer.

                           (d) Section 4.11(d) of the Company Disclosure
Schedule sets forth a true, complete and correct list of each contract, arrangement, commitment or understanding (whether written or oral,) with respect to the employment or retention of any director, officer, employee or consultant (each, an "Employment Agreement") to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, and the Company has heretofore made available to Buyer true, complete and correct copies of each such Employment Agreement and all related documents.

                  4.12. SEC REPORTS. The Company has previously made available to Buyer a true, complete and correct copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1997 by the Company with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act (the "Company Reports") and (b) communication mailed by the Company to its stockholders since January 1, 1997, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. The Company has timely filed all Company

Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Company Reports complied with the published rules and regulations of the SEC with respect thereto.

                  4.13. COMPANY INFORMATION. The information relating to the Company and its Subsidiaries which is provided to Buyer by the Company specifically for inclusion in the Proxy Statement and the S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

                  4.14. COMPLIANCE WITH APPLICABLE LAW. The Company and each of its Subsidiaries hold, and have at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received notice of, any violations of any of the above.

                  4.15. CERTAIN CONTRACTS. (a) Neither the Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or under standing (whether written or oral) (i) which is an Employment Agreement, (ii) which, upon the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from Buyer, the Company, the Surviving Corporation, the Surviving Bank or any of their respective Subsidiaries to any officer, director, consultant or employee thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Company Reports, (iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 60 days or less notice involving the payment of more than $50,000 per annum, in the case of any such agreement with an individual, or $100,000 per annum, in the case of any other such agreement,
(v) which materially restricts the conduct of any line of business by the Company or any of its Subsidiaries or (vi) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be in creased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this

Agreement or the Bank Merger Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Bank Merger Agreement. Each contract, arrangement, commitment or understanding of the type described in this Section 4.15(a), whether or not set forth in Section 4.15(a) of the Company Disclosure Schedule, is referred to herein as a "Company Contract". The Company has previously made available to Buyer true, complete and correct copies of each Company Contract.

                           (b) (i) Each Company Contract is valid and binding
and in full force and effect, (ii) the Company and each of its Subsidiaries has performed all obligations required to be performed by it to date under each Company Contract, (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of the Company or any of its Subsidiaries under any such Company Contract and (iv) no other party to such Company Contract is, to the knowledge of the Company, in default in any respect thereunder.

                  4.16. AGREEMENTS WITH REGULATORY AGENCIES. Neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of under standing with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth on Section 4.16 of the Company Disclosure Schedule, a "Company Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has the Company or any of its Subsidiaries been advised in writing by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Company Regulatory Agreement.

                  4.17. INVESTMENT SECURITIES. Section 4.17 of the Company Disclosure Schedule sets forth the book and market value as of July 31, 1999 of the investment securities and securities available for sale of the Company and its Subsidiaries.

                  4.18. INTELLECTUAL PROPERTY. The Company and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in its businesses; and neither the Company nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others.

                  4.19. STATE TAKEOVER LAWS. The Board of Directors of the Company has approved this Agreement, the Company Option Agreement and the transaction contemplated hereby prior to the date of this Agreement such that the provisions of Section 3-602 of the MGCL will not, assuming the accuracy of the representations contained in Section 5.13 hereof, apply to this Agreement, the Bank Merger Agreement or the Company Option Agreement or any of the transactions contemplated hereby or thereby.

                  4.20. ADMINISTRATION OF FIDUCIARY ACCOUNTS. The Company and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers or employees has committed any breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true, complete and correct and accurately reflect the assets of such fiduciary account.

                  4.21. ENVIRONMENTAL MATTERS. (a) Each of the Company and its Subsidiaries and to the best knowledge of the Company, the Participation Facilities and the Loan Properties (each as hereinafter defined) are, and have been, in compliance with all applicable federal, state and local laws including common law, regulations and ordinances and with all applicable decrees, orders and contractual obligations relating to pollution or the discharge of, or exposure to Hazardous Materials (as hereinafter defined) in the environment or workplace ("Environmental Laws");

                           (b) There is no suit, claim, action or proceeding,
pending or, to the best knowledge of the Company, threatened, before any Governmental Entity or other forum in which the Company, any of its Subsidiaries or to the best knowledge of the Company, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor), with any Environmental Laws or (y) relating to the release, threatened release or exposure to any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by the Company or any of its Subsidiaries, any Participation Facility or any Loan Property;

                           (c) During the period of (x) the Company's or any of
its Subsidiaries' ownership or operation of any of their respective current or former proper ties, (y) the Company's or any of its Subsidiaries' participation in the management of any Participation Facility or (z) the Company's or any of its

Subsidiaries' holding of a security interest in a Loan Property, to the best knowledge of the Company, there has been no release of Hazardous Materials in, on, under or affecting any such property. Prior to the period of (x) the Company's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (y) the Company's or any of its Subsidiaries' participation in the management of any Participation Facility or
(z) the Company's or any of its Subsidiaries' holding of a security interest in a Loan Property, to the best knowledge of the Company, there was no release or threatened release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property; and

                           (d) The following definitions apply for purposes of
this Section 4.21: (x) "Hazardous Materials" means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other regulated substances or materials; (y) "Loan Property" means any property in which the Company or any of its Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (z) "Participation Facility" means any facility in which the Company or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property.

                  4.22. DERIVATIVE TRANSACTIONS. Since December 31, 1998, neither Company nor any of its Subsidiaries has engaged in transactions in or involving for wards, futures, options on futures, swaps or other derivative instruments except (i) as agent on the order and for the account of others or
(ii) as principal for purposes of hedging interest rate risk on U.S. dollar-denominated securities and other financial instruments. None of the counterparties to any contract or agreement with respect to any such instrument is in default with respect to such contract or agreement and no such contract or agreement, were it to be a Loan (as defined below) held by the Company or any of its Subsidiaries, would be classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans" or words of similar import. The financial position of the Company and its Subsidiaries on a consolidated basis under or with respect to each such instrument has been reflected in the books and records of the Company and such Subsidiaries in accordance with GAAP consistently applied, and no open exposure of the Company or any of its Subsidiaries with respect to any such instrument (or with respect to multiple instruments with respect to any single counterparty) exceeds $50,000.

                  4.23. OPINION. Prior to the execution of this Agreement, the Company has received an opinion from Ferris, Baker Watts Incorporated to the effect that, as of the date hereof and based upon and subject to the matters set forth therein, the consideration to be received by the stockholders of the Company pursuant to this Agreement is fair to the Company's stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

                  4.24. APPROVALS. As of the date of this Agreement, the Company knows of no reason why all Requisite Regulatory Approvals (as such term is defined in subsection 8.1(c) hereof) should not be obtained.

                  4.25. LOAN PORTFOLIO. (a) Neither the Company nor any of its Subsidiaries is a party to any written or oral (i) loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), other than any Loan the unpaid principal balance of which does not exceed $50,000, under the terms of which the obligor is, as of the date of this Agreement, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) Loan with any director, executive officer or five percent or greater stockholder of the Company or any of its Subsidiaries, or to the knowledge of the Company, any person, corporation or enterprise controlling, controlled by or under common control with any of the fore going. Section 4.25 of the Company Disclosure Schedule sets forth (i) all of the Loans in original principal amount in excess of $50,000 of the Company or any of its Subsidiaries that as of the date of this Agreement are classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans", "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of the Company and its Subsidiaries that as of the date of this Agreement are classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category and (iii) each asset of the Company that as of the date of this Agreement is classified as "Other Real Estate Owned" and the book value thereof. The Company shall promptly inform Buyer in writing of any Loan that becomes classified in the manner described in the previous sentence, or any Loan the classification of which is changed, at any time after the date of this Agreement.

                           (b) Each Loan in original principal amount in excess
of $50,000 (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been and remain perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  4.26. ACCOUNTING FOR THE MERGER; REORGANIZATION. As of the date of this Agreement, the Company has no reason to believe that the Merger will fail to qualify (i) for pooling-of-interests treatment under GAAP or (ii) as a reorganization under Section 368(a) of the Code.

                  4.27. OWNERSHIP OF COMPANY COMMON STOCK. Immediately prior to the Effective Time, none of the Company or its Subsidiaries will beneficially own, directly or indirectly, any Company Common Stock that will be cancelled, pursuant to Section 1.4(b) hereof, at the Effective Time.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                    OF BUYER

                  Except as specifically set forth in the Buyer Disclosure Schedule (PROVIDED, HOWEVER, that no exception shall be taken with respect to any representation or warranty set forth in any Section of this Article V unless such exception is specifically set forth in the correspondingly enumerated section of the Buyer Disclosure Schedule), Buyer hereby represents and warrants to the Company as follows:

                  5.1. CORPORATE ORGANIZATION. (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Buyer has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. Buyer is duly registered as a bank holding company under the BHC Act. The Articles of Incorporation and By-Laws of Buyer, copies of which have previously been made available to the Company, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

                           (b) Buyer Bank is a banking association duly
organized, validly existing and in good standing under the laws of the United States. The deposit accounts of Buyer Bank are insured by the FDIC through the BIF and the SAIF to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by Buyer Bank. Each of Buyer's other Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary of Buyer has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

                           (c) The minute books of Buyer and each of its
Subsidiaries contain true, complete and accurate records of all meetings and other corporate actions held or taken since December 31, 1996 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

                  5.2. CAPITALIZATION. (a) As of the date of this Agreement, the authorized capital stock of Buyer consists of 50,000,000 shares of Buyer Common Stock. As of August 31, 1999, there were 9,360,558 shares of Buyer Common Stock issued and outstanding. As of the date of this Agreement, no shares of Buyer Common Stock were reserved for issuance, except that (i) 63,814 shares of Buyer Common Stock were reserved for issuance pursuant to Buyer's dividend reinvestment and stock purchase plans and (ii) 487,408 shares of Buyer Common Stock were reserved for issuance upon the exercise of stock options pursuant to the Buyer 1983 Incentive Stock Option Plan, as amended, the Buyer 1995 Stock Option Plan, the Buyer Employee Stock Purchase Plan, the Buyer 1999 Employee Stock Option Plan, the Buyer 1999 Stock Option Plan for Non-Employee Directors, the Home Federal Corporation 1989 Stock Option and Stock Appreciation Rights Plan, the Monocacy Bancshares, Inc. 1994 Stock Incentive Plan, the Monocacy Bancshares, Inc. 1997 Independent Director Stock Option Plan, and the Keller Stonebraker Stock Option Plan (collectively, the "Buyer Stock Plans"). All of the issued and outstanding shares of Buyer Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as referred to above or reflected in Section 5.2(a) of the Buyer Disclosure Schedule, Buyer does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Buyer Common Stock or any other equity securities of Buyer or any securities representing the right to purchase or otherwise receive any shares of Buyer Common Stock. The shares of Buyer Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

                           (b) Section 5.2(b) of the Buyer Disclosure Schedule
sets forth a true and correct list of all of Buyer Subsidiaries as of the date of this Agreement. As of the date of this Agreement, Buyer owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Subsidiaries of Buyer, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, no Subsidiary of Buyer has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character with any party that is not a direct or indirect Subsidiary of Buyer calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

                  5.3. AUTHORITY; NO VIOLATION. (a) Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Buyer and no other corporate proceedings on the part of Buyer are necessary to approve this Agreement and to consummate the trans actions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                           (b) Buyer Bank has full corporate power and authority
to execute and deliver the Bank Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby will be duly and validly approved by the Board of Directors of Buyer Bank. Upon the due and valid approval of the Bank Merger Agreement by Buyer as the sole stockholder of Buyer Bank, and by the Board of Directors of Buyer Bank, no other corporate proceedings on the part of Buyer Bank will be necessary to consummate the transactions contemplated thereby. The Bank Merger Agreement, upon execution and delivery by Buyer Bank, will be duly and validly executed and delivered by Buyer Bank and will (assuming due authorization, execution and delivery by the Company Bank) constitute a valid and binding obligation of Buyer Bank, enforceable against Buyer Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                           (c) Neither the execution and delivery of this
Agreement by Buyer or the Bank Merger Agreement by Buyer Bank, nor the consummation by Buyer or Buyer Bank, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by Buyer or Buyer Bank, as the case may be, with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Articles of Incorporation or By-Laws of Buyer, or the articles of incorporation or by-laws or similar governing documents of any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 5.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Buyer or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

                  5.4. CONSENTS AND APPROVALS. Except for (a) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and the Office of the Comptroller of the Currency under the Bank Merger Act, and approval of such applications and notices, (b) the filing and declaration of effectiveness of the S-4, (c) the filing of the Articles of Merger with the Department pursuant to the MGCL, (d) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Buyer Common Stock pursuant to this Agreement, (e) the approval of the Bank Merger Agreement by the stockholder of Buyer Bank, (f) authorization for quotation of Buyer Common Stock to be issued in the Merger on the Nasdaq/NMS, (g) approval of the transactions contemplated by this Agreement and the Bank Merger Agreement by the Maryland Commissioner of Financial Regulation and/or filings in connection therewith pursuant to the Financial Institutions Article of the Annotated Code of Maryland, (h) filings with the State Insurance Commissioner and (i) such filings, authorizations or approvals as may be set forth in Section 5.4 of the Buyer Disclosure Schedule, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by Buyer of this Agreement, (2) the consummation by Buyer of the Merger and the other transactions contemplated hereby, (3) the execution and delivery by Buyer Bank of the Bank Merger Agreement, and (4) the consummation of Buyer Bank of the transactions contemplated by the Bank Merger Agreement.

                  5.5. REPORTS. Buyer and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1995 with the OCC or any other Regulatory Agency (collectively, the "Buyer Regulatory Agencies"), and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Buyer Regulatory Agency in the regular course of the business of Buyer and its Subsidiaries, and no Buyer Regulatory Agency has initiated any proceeding or investigation into the business or operations of Buyer or any of its Subsidiaries since December 31, 1995. There is no unresolved violation, criticism, or exception by any Buyer Regulatory Agency with respect to any report or statement relating to any examinations of Buyer or any of its Subsidiaries.

                  5.6. FINANCIAL STATEMENTS. (a) Buyer has previously made available to the Company copies of (i) the consolidated balance sheets of Buyer and its Subsidiaries as of December 31 for the fiscal years 1997 and 1998 and the related consolidated statements of income and comprehensive income, changes in shareholders' equity and cash flows for the fiscal years 1996 through 1998, inclusive, as reported in Buyer's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of Arthur Andersen, LLP, independent public accountants with respect to Buyer, and (ii) the unaudited consolidated balance sheets of Buyer and its Subsidiaries as of June 30, 1999 and June 30, 1998 and the related unaudited consolidated statements of income and comprehensive income, changes in shareholders' equity and cash flows for the six-month periods then ended as reported in Buyer's Quarterly Report on Form 10-Q for the period ended June 30, 1999 filed with the SEC under the Exchange Act. The December 31, 1998 consolidated balance sheet of Buyer (including the related notes, where applicable) fairly presents the consolidated financial position of Buyer and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 5.6 (a) (including the related notes, where applicable) fairly present and the financial statements to be filed with the SEC after the date hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of Buyer and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements to be filed with the SEC after the date hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements

(including the related notes, where applicable) has been, and the financial statements to be filed with the SEC after the date hereof will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q.

                           (b) The books and records of Buyer and its
Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

                  5.7. BROKER'S FEES. Neither Buyer nor any Subsidiary of Buyer, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, the Company Option Agreement or the Bank Merger Agreement, except that Buyer has engaged, and will pay a fee or commission to, Wheat First Securities, Inc.

                  5.8. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1998, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Buyer.

                  5.9. LEGAL PROCEEDINGS. (a) Neither Buyer nor any of its Subsidiaries is a party to any, and there are no pending or, to the Buyer's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Buyer or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the Bank Merger Agreement.

                           (b) There is no injunction, order, judgment, decree,
or regulatory restriction imposed upon Buyer, any of its Subsidiaries or the assets of Buyer or any of its Subsidiaries.

                  5.10. SEC REPORTS. Buyer has previously made available to the Company a true, complete and correct copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1997 by Buyer with the SEC pursuant to the Securities Act or the Exchange Act (the "Buyer Reports") and (b) communication mailed by Buyer to its stockholders since January 1, 1997, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Buyer has timely filed all Buyer Reports and other documents required to be filed by it under the Securities Act and the Ex change Act, and, as of their respective dates, all Buyer Reports complied with the published rules and regulations of the SEC with respect thereto.

                  5.11. AGREEMENTS WITH REGULATORY AGENCIES. Neither Buyer nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth in Section 5.11 of the Buyer Disclosure Schedule, a "Buyer Regulatory Agreement"), any Buyer Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Buyer or any of its Subsidiaries been advised by any Buyer Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

                  5.12. BUYER INFORMATION. The information relating to Buyer and its Subsidiaries which is provided to the Company by Buyer for inclusion in the Proxy Statement and the S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

                  5.13. OWNERSHIP OF COMPANY COMMON STOCK; AFFILIATES AND ASSOCIATES. (a) Except for the Company Option Agreement, neither Buyer nor any of its affiliates or associates (as such terms are defined under the Exchange
Act), (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the Company (other than Trust Account Shares and DPC Shares); and

                           (b) Neither Buyer nor any of its Subsidiaries is an
"affiliate" (as such term is defined in MGCL Section 3-601) or an "associate" (as such term is defined in MGCL Section 3-601) of the Company or an "Interested Stockholder" (as such term is defined in MGCL Section 3-601) of the Company.

                  5.14. APPROVALS. As of the date of this Agreement, Buyer knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger and the Subsidiary Merger) should not be obtained.

                  5.15. ACCOUNTING FOR THE MERGER; REORGANIZATION. As of the date of this Agreement, Buyer has no reason to believe that the Merger will fail to qualify (i) for pooling-of-interests treatment under GAAP or (ii) as a reorganization under Section 368(a) of the Code.

                  5.16. TAXES. Each of Buyer and its Subsidiaries (i) has duly and timely filed (including applicable extensions granted without penalty) all Tax Re turns required to be filed on or prior to the date hereof and will duly and timely file all Tax Returns after the date hereof and prior to the Effective Time, and such Tax Returns are or will be true, correct and complete, and (ii) has paid or will pay in full or to the extent necessary made or will make adequate provision in the financial statements of Buyer (in accordance with GAAP) for all Taxes. No deficiencies for any Taxes have been proposed, asserted, assessed or, to the knowledge of Buyer, threatened against or with respect to Buyer or any of its Subsidiaries. (i) There are no liens for Taxes upon the assets of either Buyer or its Subsidiaries except for statutory liens for current Taxes not yet due, (ii) neither Buyer nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, (iii) with respect to each taxable period of Buyer and its Subsidiaries, the federal and state income Tax Returns of Buyer and its Subsidiaries have been audited by the IRS or appropriate state tax authorities or the time for assessing and collecting income Tax with respect to such taxable period has closed and such taxable period is not subject to review, (iv) neither Buyer nor any of its Subsidiaries has filed or been included in a combined, consolidated or unitary income Tax Return other than one in which Buyer was the parent of the group filing such Tax Return, (v) neither Buyer nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes (other than the allocation of federal income taxes as provided by Regulation 1.1552-1(a)(1) under the Code), (vi) neither Buyer nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code (or any similar or corresponding provision or requirement of state, local or foreign income Tax law), by reason of the voluntary change in accounting method (nor has any taxing authority proposed in writing any such adjustment or change of accounting method), (vii) neither Buyer nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code, and (viii) neither Buyer nor any of its Subsidiaries has made any payment or will be obligated to make any payment (by contract or otherwise) which will not be deductible by reason of Section 280G of the Code.

                  5.17. EMPLOYEES. (a) Section 5.17(a) of the Buyer Disclosure Schedule sets forth a true, complete and correct list of each deferred compensation plan, incentive compensation plan, equity compensation plan, "welfare" plan, fund or program (within the meaning of section 3(1) of ERISA; each "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to (the "Buyer Plans") by Buyer, any of its Subsidiaries or by any trade or business, whether or not incorporated (a "Buyer ERISA Affiliate"), all of which together with Buyer would be deemed a "single employer" within the meaning of
Section 4001 of ERISA, for the benefit of any employee or former employee of Buyer, any Subsidiary or any Buyer ERISA Affiliate.

                           (b) (i) Each of the Buyer Plans has been operated and
administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code, (ii) each of the Buyer Plans intended to be "qualified" within the meaning of Section 401(a) of the Code either (1) has received a favorable determination letter from the IRS, or (2) is or will be the subject of an application for a favorable determination letter, and Buyer is not aware of any circumstances likely to result in the revocation or denial of any such favorable determination letter,
(iii) with respect to each Buyer Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Buyer Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Buyer Plan's actuary with respect to such Buyer Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Buyer Plan allocable to such accrued benefits, (iv) no Buyer Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of Buyer, its Subsidiaries or any Buyer ERISA Affiliate beyond their retirement or other termination of service, other than (w) coverage mandated by applicable law, (x) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits accrued as liabilities on the books of Buyer, its Subsidiaries or a Buyer ERISA Affiliates or (z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under Title IV of ERISA has been incurred by Buyer, its Subsidiaries or any Buyer ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Buyer, its Subsidiaries or a Buyer ERISA Affiliate of incurring a liability thereunder, (vi) no Buyer Plan is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, (vii) all contributions or other amounts payable by Buyer, its Subsidiaries or any Buyer ERISA Affiliates as of the Effective Time with respect to each Buyer Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) neither Buyer, its Subsidiaries nor any Buyer ERISA Affiliate has engaged in a transaction in connection with which Buyer, its Subsidiaries or any Buyer ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (ix) there are no pending or, to the best knowledge of Buyer, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Buyer Plans or any trusts related thereto and (x) the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement will not (y) entitle any current or former employee or officer of Buyer or any Buyer ERISA Affiliate to severance pay, termination pay or any other payment or benefit, except as expressly provided in this Agreement or (z) accelerate the time of payment or vesting or increase the amount or value of compensation or benefits due any such employee or officer.

                  5.18. COMPLIANCE WITH APPLICABLE LAW. Buyer and each of its Subsidiaries holds, and have at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Buyer or any of its Subsidiaries, and neither Buyer nor any of its Subsidiaries has received notice of, any violations of any of the above.

                  5.19. INVESTMENT SECURITIES. Section 5.19 of the Buyer Disclosure Schedule sets forth the book and market value as of July 31, 1999 of the investment securities and securities available for sale of Buyer and its Subsidiaries.

                  5.20. INTELLECTUAL PROPERTY. Buyer and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in its businesses; and neither Buyer nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others.

                  5.21. ENVIRONMENTAL MATTERS. (a) Each of Buyer and its Subsidiaries and to the best knowledge of Buyer, the Participation Facilities and the Loan Proper ties (each as hereinafter defined) are, and have been, in compliance with all applicable federal, state and local laws including common law, regulations and ordinances and with all applicable Environmental Laws;

                           (b) There is no suit, claim, action or proceeding,
pending or, to the best knowledge of Buyer, threatened, before any Governmental Entity or other forum in which Buyer, any of its Subsidiaries or to the best knowledge of Buyer, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor), with any Environmental Laws or (y) relating to the release, threatened release or exposure to any Hazardous Material whether or not occurring at or on a site owned, leased or operated by Buyer or any of its Subsidiaries, any Participation Facility or any Loan Property;

                           (c) During the period of (x) Buyer's or any of its
Subsidiaries' ownership or operation of any of their respective current or former properties, (y) Buyer's or any of its Subsidiaries' participation in the management of any Participation Facility or (z) Buyer's or any of its Subsidiaries' holding of a security interest in a Loan Property, to the best knowledge of Buyer, there has been no release of Hazardous Materials in, on, under or affecting any such property. Prior to the period of (x) Buyer's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (y) Buyer's or any of its Subsidiaries' participation in the management of any Participation Facility or (z) Buyer's or any of its Subsidiaries' holding of a security interest in a Loan Property, to the best knowledge of Buyer, there was no release or threatened release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property; and

                           (d) The following definitions apply for purposes of
this Section 5.21: (x) "Hazardous Materials" means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other regulated substances or materials; (y) "Loan Property" means any property in which Buyer or any of its Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (z) "Participation Facility" means any facility in which Buyer or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property.

                  5.22. DERIVATIVE TRANSACTIONS. Since December 31, 1998, neither Buyer nor any of its Subsidiaries has engaged in transactions in or involving for wards, futures, options on futures, swaps or other derivative instruments except (i) as agent on the order and for the account of others or
(ii) as principal for purposes of hedging interest rate risk on U.S. dollar-denominated securities and other financial instruments. None of the counterparties to any contract or agreement with respect to any such instrument is in default with respect to such contract or agreement and no such contract or agreement, were it to be a Loan held by Buyer or any of its

Subsidiaries, would be classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans" or words of similar import. The financial position of Buyer and its Subsidiaries on a consolidated basis under or with respect to each such instrument has been reflected in the books and records of Buyer and such Subsidiaries in accordance with GAAP consistently applied, and no open exposure of Buyer or any of its Subsidiaries with respect to any such instrument (or with respect to multiple instruments with respect to any single counterparty) exceeds $10,000,000.

                  5.23. LOAN PORTFOLIO. (a) Neither Buyer nor any of its Subsidiaries is a party to any written or oral (i) Loan, other than any Loan the unpaid principal balance of which does not exceed $1,000,000, under the terms of which the obligor is, as of the date of this Agreement, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) Loan with any director, executive officer or five percent or greater stockholder of Buyer or any of its Subsidiaries, or to the knowledge of Buyer, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Section 5.23 of the Buyer Disclosure Schedule sets forth (i) all of the Loans in original principal amount in excess of $1,000,000 of Buyer or any of its Subsidiaries that as of the date of this Agreement are classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans", "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of Buyer and its Subsidiaries that as of the date of this Agreement are classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category and (iii) each asset of Buyer that as of the date of this Agreement is classified as "Other Real Estate Owned" and the book value thereof.

                           (b) Each Loan in original principal amount in excess
of $10,000,000 (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been and remain perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  5.24. ADMINISTRATION OF FIDUCIARY ACCOUNTS. Buyer and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither Buyer nor any of its Subsidiaries nor any of their respective directors, officers or employees has committed any breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true, complete and correct and accurately reflect the assets of such fiduciary account.

                                   ARTICLE VI

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                  6.1. COVENANTS OF THE COMPANY. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement, the Bank Merger Agreement or the Company Option Agreement or with the prior written consent of Buyer, the Company and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice and consistent with prudent banking practice. The Company will use its reasonable best efforts to (x) preserve its business organization and that of its Subsidiaries intact, (y) keep available to itself and Buyer the present services of the employees of the Company and its Subsidiaries and (z) preserve for itself and Buyer the goodwill of the customers of the Company and its Subsidiaries and others with whom business relationships exist. Without limiting the generality of the fore going, and except as set forth on Section 6.1 of the Company Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by Buyer, the Company shall not, and shall not permit any of its Subsidiaries to:

                           (a) solely in the case of the Company, declare or pay
any dividends on, or make other distributions in respect of, any of its capital stock, other than normal quarterly dividends not in excess of $0.13 per share of Company Common Stock;

                           (b) (i) split, combine or reclassify any shares of
its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock except upon the exercise or fulfillment of rights or options issued or existing pursuant to employee benefit plans, programs or arrangements, all to the extent outstanding and in existence on the date of this Agreement and in accordance with their present terms and except pursuant to the Company Option Agreement or (ii) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares) any shares of the capital stock of the Company or any Subsidiary of the Company, or any securities convertible into or exercisable for any shares of the capital stock of the Company or any Subsidiary of the Company;

                           (c) issue, deliver or sell, or authorize or propose
the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Company Common Stock pursuant to stock options or similar rights to acquire Company Common Stock granted pursuant to the Company Option Plans and outstanding prior to the date of this Agreement, in each case in accordance with their present terms, (ii) the issuance of 4,000 shares of Company Common Stock pursuant to and in accordance with the terms of the Cookson Option Plan, (iii) the issuance of 5,200 shares of Company Common Stock pursuant to and in accordance with the Restricted Stock Award, (iv) if the Company DRIP has not been suspended pursuant to Section 7.18, the issuance of Company Common Stock pursuant to and in accordance with the terms of the Company DRIP in respect of regular quarterly dividend payments and
(v) pursuant to the Company Option Agreement;

                           (d) amend its Articles of Incorporation, By-Laws or
other similar governing documents;

                           (e) make any capital expenditures other than those
which (i) are made in the ordinary course of business or are necessary to maintain existing as sets in good repair and (ii) in any event are in an amount of no more than $100,000 in the aggregate;

                           (f) enter into any new line of business;

                           (g) acquire or agree to acquire, by merging or
consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to the Company, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with prudent banking practices;

                           (h) take any action that is intended or may
reasonably be expected to result in any of the conditions to the Merger set forth in Article VIII not being satisfied;

                           (i) change its methods of accounting in effect at
June 30, 1999, except as required by changes in GAAP or regulatory accounting principles as concurred to by the Company's independent auditors;

                           (j) (i) except as required by applicable law or to
maintain qualification pursuant to the Code, adopt, amend, renew or terminate any employee benefit plan (including, without limitation, any Plan) or any agreement, arrangement, plan or policy between the Company or any Subsidiary of the Company and one or more of its current or former directors, officers or employees or (ii) except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares);

                           (k) take or cause to be taken any action which would
disqualify the Merger as a "pooling of interests" for accounting purposes or a tax free reorganization under Section 368(a) of the Code, PROVIDED, HOWEVER, that nothing contained herein shall limit the ability of Buyer to exercise its rights under the Company Option Agreement;

                           (l) other than activities in the ordinary course of
business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material as sets, properties or other rights or agreements;

                           (m) other than in the ordinary course of business
consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

                           (n) file any application to relocate or terminate the
operations of any banking office of it or any of its Subsidiaries;

                           (o) make any equity investment or commitment to make
such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with prudent banking practices;

                           (p) create, renew, amend or terminate or give notice
of a pro posed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective properties is bound;

                           (q) other than in prior consultation with Buyer,
restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or re ported;

                           (r) without the prior consent of Buyer, make or
purchase, or commit to make or purchase, any loan or loans, or extend any line of credit, to any borrower and its affiliates in an aggregate principal amount greater than $1,000,000 or in an amount which, when aggregated with any existing indebtedness to the Company and its Subsidiaries and lines of credit from the Company and its Subsidiaries of such borrower and its affiliates, would exceed $1,000,000; PROVIDED, HOWEVER, that if at any time from the date of this Agreement to the Effective Time, the Company or any of its Subsidiaries desires to make or purchase, or commit to make or purchase, any such loan, or extend any such line of credit, the Company shall furnish to Buyer, promptly upon its substantial completion, the information package prepared by the Company's (or such Subsidiary's) loan committee with respect to such proposed loan requests and any other information that Buyer may reasonably request (collectively, the "Loan Request Documents"), and unless, within 24 hours of receiving the Loan Request Documents, Buyer notifies the Company (whether telephonically or in writing) that Buyer objects to the making of such loan or the extension of such credit, Buyer shall be deemed to have consented to such loan or extension of credit; or

                           (s) agree to do any of the foregoing.

                  6.2. COVENANTS OF BUYER. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement, the Bank Merger Agreement or the Company Option Agreement or with the prior written consent of the Company, Buyer and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with prudent banking practice. Without limiting the generality of the foregoing, and except as set forth on Section 6.2 of the Buyer Disclosure Schedule or as other wise contemplated by this Agreement or consented to in writing by the Company, Buyer shall not, and shall not permit any of its Subsidiaries to:

                           (a) solely in the case of Buyer, declare or pay any
extraordinary or special dividends on or make any other extraordinary or special distributions in respect of any of its capital stock; PROVIDED, HOWEVER, that nothing contained herein shall prohibit Buyer from increasing the quarterly cash dividend on Buyer Common Stock;

                           (b) take any action that is intended or may
reasonably be expected to result in any of the conditions to the Merger set forth in Article VIII not being satisfied;

                           (c) change its methods of accounting in effect at
June 30, 1999, except in accordance with changes in GAAP or regulatory accounting principles as concurred to by Buyer's independent auditors;

                           (d) knowingly take any action that would result in a
failure to maintain the authorization for quotation of Buyer Comon Stock on the Nasdaq/NMS;

                           (e) take or cause to be taken any action which would
disqualify the Merger as a "pooling of interests" for accounting purposes or a tax free reorganization under Section 368(a) of the Code, PROVIDED, HOWEVER, that nothing contained herein shall limit the ability of Buyer to exercise its rights under the Company Option Agreement; or

                           (f) agree to do any of the foregoing.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

                  7.1. REGULATORY MATTERS. (a) The Company shall promptly prepare and file with the SEC the Proxy Statement and Buyer shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Buyer shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and the Company shall thereafter mail the Proxy Statement to its stockholders. Buyer shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action.

                           (b) The parties hereto shall cooperate with each
other and use their commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger and the Subsidiary Merger) (it being understood that any amendments to the S-4 or a resolicitation of proxies as consequence of a subsequent proposed merger, stock purchase or similar acquisition by Buyer or any of its Subsidiaries shall not violate this covenant). The Company and Buyer shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or Buyer, as the case may be,and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

                           (c) Buyer and the Company shall, upon request,
furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Buyer, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

                           (d) Buyer and the Company shall promptly furnish each
other with copies of written communications received by Buyer or the Company, as the case may be, or any of their respective Subsidiaries, Affiliates or Associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

                           (e) The information supplied by the Company for
inclusion in the S-4 shall not, at the time the S-4 is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in the Proxy Statement shall not, at the date the Proxy Statement (or any supplement thereto) is first mailed to stockholders, at the time of the Company's stockholders meeting or at the Effective Time contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made not misleading. If at any time prior to the Effective Time, any event or circumstance relating to the Company or any of its affiliates, or its or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment to the S-4 or a supplement to the Proxy Statement, the Company shall promptly inform Buyer thereof in writing. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form in all material respectswith applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

                           (f) The information supplied by Buyer for inclusion
in the S-4 shall not, at the time the S-4 is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Buyer for inclusion in the Proxy Statement shall not, at the date the Proxy Statement (or any supplement thereto) is first mailed to stockholders, at the time of the Company's stockholders meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time, any event or circumstance relating to Buyer or any of its affiliates, or to their respective officers or directors, should be discovered by Buyer that should be set forth in an amendment to the S-4 or a supplement to the Proxy Statement, Buyer shall promptly inform the Company thereof in writing. All documents that Buyer is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

                  7.2. ACCESS TO INFORMATION. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Buyer, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, the Company shall, and shall cause its Subsidiaries to, make available to Buyer (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws or Federal or state banking laws (other than reports or documents which the Company is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as Buyer may reasonably request. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of the Company's customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Buyer will hold, and will cause its officers, directors, employees, accountants, counsel and other representatives to hold, all such information in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated August 25, 1999, by and between the Company and Buyer, with respect to all of the information furnished by the Company to Buyer or its representatives (the "Company Confidentiality Agreement").

                  (b) Upon reasonable notice and subject to applicable laws relating to the exchange of information, Buyer shall, and shall cause its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the Company, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period,

Buyer shall, and shall cause its Subsidiaries to, make available to the Company
(i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws or Federal or state banking laws (other than reports or documents which Buyer is not permitted to disclose under applicable law) and
(ii) all other information concerning its business, properties and personnel as the Company may reasonably request. Neither Buyer nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Buyer's customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. The Company will hold, and will cause its officers, directors, employees, accountants, counsel and other representatives to hold, all such information in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated August 25, 1999, by and between Buyer and the Company, with respect to all of the information furnished by Buyer to the Company or its representatives (the "Buyer Confidentiality Agreement," and together with the Company Confidential Agreement, the "Confidentiality Agreements").

                           (c) No investigation by either of the parties or
their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.

                  7.3. NO SOLICITATION. The Company agrees that neither it nor any of its Subsidiaries shall, or shall authorize or permit any of its respective officers, directors, employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, directly or indirectly through another person, (i) solicit, initiate, encourage or facilitate any inquiries relating to, or the making of any proposal which constitutes, a "takeover proposal" (as defined below), (ii) recommend or endorse any takeover proposal, or (iii) enter into, encourage or facilitate any discussions or negotiations regarding, furnish to any person any information with respect to, or facilitate any attempt to make or implement any proposal that constitutes or may reasonably be expected to lead to, any proposal relating to or involving a takeover proposal; PROVIDED, HOWEVER, that the Company may communicate information about any such takeover proposal to its stockholders if, in the good faith judgment of the Company's Board of Directors, based upon the advice of outside counsel, such communication is required under applicable law; PROVIDED, FURTHER, HOWEVER, that nothing contained in this Section 7.3 shall prohibit the Board of Directors of the Company from (x) to the extent applicable, complying with Rule 14e-2 and/or Rule 14d-9 promulgated under the

Exchange Act or (y) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited, written bona fide proposal regarding a takeover proposal if, and only to the extent that (A) the meeting of the Company's stockholders contemplated by Section 7.4 hereof shall not have occurred, (B) the Board of Directors of the Company concludes in good faith, after consultation with and based upon the advice of outside counsel, that it is legally required to furnish such information or enter into such discussions or negotiations in order to comply with its fiduciary duties to stockholders under applicable law,(C) prior to taking such action, the Company receives from such person or entity an executed confidentiality agreement and an executed standstill agreement, each in reasonably customary form (provided that each such agreement is at least as limiting as any such agreement between Buyer and the Company), and (D) the Board of Directors of the Company, after consultation with and based upon the advice of its financial advisor, concludes in good faith that the proposal regarding the takeover proposal contains an offer of consideration that is greater than the consideration set forth herein (a "Superior Takeover Proposal"). The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than Buyer with respect to any of the foregoing. The Company will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 7.3. The Company will notify Buyer immediately if any such inquiries or takeover proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company, and the Company will promptly inform Buyer in writing of all of the relevant details with respect to the foregoing. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the first sentence of this Section
7.3 by any officer or director of the Company or any Subsidiary thereof or any investment banker, attorney or other advisor, representative or agent of the Company or any Subsidiary thereof, acting on behalf of or at the request of the Board of Directors of the Company, shall be deemed to be a breach of this
Section 7.3 by the Company. As used in this Agreement, "takeover proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any Subsidiary of the Company or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company or any Subsidiary of the Company other than the transactions contemplated or permitted by this Agreement, the Bank Merger Agreement and the Company Option Agreement.

                  7.4. STOCKHOLDER MEETING. (a) The Company shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders to be held as soon as is reasonably practicable after the date on which the S-4 becomes effective for the purpose of voting upon the approval of this Agreement and the consummation of the transactions contemplated hereby. The Company will, through its Board of Directors, except as provided in Section 7.4(b) hereof, recommend to its stockholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its stockholders in connection with this Agreement.

                           (b) Notwithstanding the provisions of Section 7.4(a)
above, the Board of Directors of the Company may withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Buyer, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement if the Company receives an unsolicited, written BONA FIDE proposal regarding a takeover proposal, and (i) the Board of Directors of the Company concludes in good faith that it is required to take such action, but only after consultation with and based upon the advice of outside counsel that the failure to take such action would result in a violation of any fiduciary duties of the Board of Directors to its stockholders under applicable law, and
(ii) the Board of Directors of the Company, after consultation with and based upon the advice of its financial advisor, concludes in good faith that such takeover proposal is a Superior Takeover Proposal.

                  7.5. LEGAL CONDITIONS TO MERGER. Each of Buyer and the Company shall, and shall cause its Subsidiaries to, use their commercially reasonable efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger or the Subsidiary Merger and, subject to the conditions set forth in Article VIII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company or Buyer or any of their respective Subsidiaries in connection with the Merger and the Subsidiary Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of such consent, authorization, order or approval.

                  7.6. AFFILIATES. (a) Each of Buyer and the Company shall use its commercially reasonable efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for"pooling-of-interests"accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, a written agreement, in the form of Exhibit 7.6(a) hereto (in the case of affiliates of Buyer) or 7.6(b) hereto (in the case of affiliates of the Company).

                           (b) Buyer shall use its commercially reasonable
efforts to publish, not later than 21 days after the end of the first full calendar month (in which there are at least 30 days) following the month in which the Effective Time occurs, financial results covering at least 30 days of post-Merger combined operations as contemplated by SEC Accounting Series Release No. 135; PROVIDED, HOWEVER, if the foregoing would otherwise require publication of such financial results in April, Buyer shall not be required to publish such financial results prior to the time it has released summary quarterly earnings information with respect to the first quarter in the ordinary course.

                  7.7. STOCK EXCHANGE LISTING. Buyer shall use all commercially reasonable efforts to cause the shares of Buyer Common Stock to be issued in the Merger to be authorized for quotation on the Nasdaq/NMS, subject to official notice of issuance, as of the Effective Time.

                  7.8. EMPLOYEE BENEFIT PLANS; EXISTING AGREEMENTS. (a) Buyer agrees that those individuals who are employed by the Company or any of its Subsidiaries immediately prior to the Effective Time shall continue to be employees of the Surviving Corporation as of the Effective Time (the "Company Employees"); PROVIDED, HOWEVER, that this Section 7.8 shall not be construed to limit the ability of the applicable employer to terminate the employment of any Company Employee at any time.

                           (b) As soon as practicable following the Effective
Time, the Company Employees shall be entitled to participate in Buyer's employee benefit plans in which similarly situated employees of Buyer or its Subsidiaries participate, to the same extent as comparable employees of Buyer or its Subsidiaries (it being understood that inclusion of Company Employees in Buyer's employee benefit plans may occur at different times with respect to different plans).

                           (c) Buyer shall, or shall cause the Surviving Bank
to, give Company Employees full credit for the Company Employees' service with the Company or any Subsidiary of the Company to the same extent recognized by the Company or such Subsidiary immediately prior to the Effective Time, for purposes of eligibility, vesting and benefit accrual (except to the extent giving such credit would result in the duplication of benefits and except for benefit accruals under any defined benefit pension plan) under any employee benefit plan or arrangement maintained by the Buyer or the Surviving Bank in which the Company Employees participate.

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

                           (d) Buyer shall, or shall cause the Surviving Bank
to, (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under any welfare benefit plans in which such Company Employees may be eligible to participate after the Effective Time, other than limitations or waiting periods that are already in effect withrespect to such Company Employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Company Employees immediately prior to the Effective Time, and (ii) provide each Company Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such Company Employees are eligible to participate in after the Effective Time.

                           (e) Following the Effective Time, Buyer shall honor
and shall cause the Surviving Bank to honor in accordance with their terms all employment, severance and other compensation agreements and arrangements existing prior to the execution of this Agreement which are between the Company and any director, officer or employee thereof and which have been disclosed in the Company Disclosure Schedule and have previously been made available to Buyer.

                  7.9. INDEMNIFICATION. (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director or officer of the Company, any of the Subsidiaries of the Company or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, Buyer shall indemnify and hold harmless, as and to the extent permitted by Maryland law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Buyer; PROVIDED, HOWEVER, that (1) Buyer shall have the right to assume the defense thereof and upon such assumption Buyer shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Buyer elects not to assume such defense or counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between Buyer and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Buyer, and Buyer shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Buyer shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (3) Buyer shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) Buyer shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 7.9, upon learning of any such claim, action, suit, proceeding or investigation,shall promptly notify Buyer thereof, provided that the failure to so notify shall not affect the obligations of Buyer under this Section 7.9 except to the extent such failure to notify prejudices Buyer. Buyer's obligations under this Section 7.9,shall continue in full force and effect for a period of six (6) years from the Effective Time; PROVIDED, HOWEVER, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

                           (b) Prior to the Effective Time the Company shall
purchase, and for a period of six years after the Effective Time, Buyer shall use its commercially reasonable efforts to maintain, directors and officers liability insurance "tail" or "runoff" coverage with respect to wrongful acts and/or omissions committed or allegedly committed prior to the Effective Time. Subject to the foregoing, such coverage shall have an aggregate coverage limit over the term of such policy in an amount no less than the annual aggregate coverage limit under the Company's existing directors and officers liability policy, and in all other respects shall be at least comparable to such existing policy.

                           (c) In the event Buyer or any of its successors or
assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Buyer assume the obligations set forth in this section.

                           (d) The provisions of this Section 7.9 are intended
to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

                  7.10. ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or the Bank Merger Agreement or to vest the Surviving Corporation or the Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger or the Subsidiary Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Buyer.

                  7.11. ADVICE OF CHANGES. Buyer and the Company shall promptly advise the other party of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time (and on the date prior to the Closing Date), each party will promptly supplement or amend the Disclosure Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Disclosure Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Disclosure Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 8.2(a) or 8.3(a) hereof, as the case may be, or the compliance by the Company or Buyer, as the case may be, with the respective covenants and agreements of such parties contained herein.

                  7.12. CURRENT INFORMATION. During the period from the date of this Agreement to the Effective Time, the Company will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of Buyer and to report the general status of the ongoing operations of the Company and its Subsidiaries. The Company will promptly notify Buyer of any material change in the normal course of business or in the operation of the properties of the Company or any of its Subsidiaries and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving the Company or any of its Subsidiaries, and will keep Buyer fully informed of such events.

                  7.13. EXECUTION AND AUTHORIZATION OF BANK MERGER AGREEMENT. As soon as reasonably practicable after the date of this Agreement, (a) Buyer shall
(i) cause the Board of Directors of Buyer Bank to approve the Bank Merger Agreement, (ii) cause Buyer Bank to execute and deliver the Bank Merger Agreement, and (iii) approve the Bank Merger Agreement as the sole stockholder of Buyer Bank, and (b) the Company shall (i) cause the Board of Directors of the Company Bank to approve the Bank Merger Agreement, (ii) cause the Company Bank to execute and deliver the Bank Merger Agreement, and (iii) approve the Bank Merger Agreement as the sole stockholder of the Company Bank.

                  7.14. DIRECTORSHIP. Prior to Closing, Buyer shall take all action as may be necessary or appropriate to cause one member of the Company's Board of Directors designated by the Board of Directors of the Company and acceptable to the Buyer (the "Company Designee") to be a director of Buyer as of the Effective Time, who is to hold office in accordance with the charter and bylaws of Buyer until his successor is duly elected or appointed and qualified. Subject to the next sentence, the Company Designee shall be appointed to the class of directors with the fewest members as of the Closing Date and at the first annual meeting of the stockholders of Buyer after the Effective Time shall be nominated by the Board of Directors of Buyer for election to such position for the remainder of the term of such class. If at the Effective Time each class of directors has an equal number of members, the Company Designee shall be appointed to the class of directors whose term of office expires at the first annual meeting of the stockholders of Buyer following the Effective Time and at such annual meeting of the stockholders of Buyer shall be included on the list of nominees for director presented by the Board of Directors of Buyer.

                  7.15. ADVISORY COUNCIL. Promptly following the Effective Time, Buyer shall cause, for a period of not less than twelve months after the Effective Time, those persons who are members of the Board of Directors of the Company (other than any such person who shall be appointed to the Board of Directors of Buyer pursuant to Section 7.14) to be appointed to Buyer Bank's community advisory council.

                  7.16. COORDINATION OF DIVIDENDS. After the date of this Agreement each of Buyer and the Company shall coordinate with the other the declaration of any dividends in respect of Buyer Common Stock and the Company Common Stock and the record dates and payments dates relating thereto, it being the intention of the parties that the holders of Buyer Common Stock or Company Common Stock shall not receive more than one dividend, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Buyer Common Stock and/or Company Common Stock and any shares of Buyer Common Stock any holder of Company Common Stock receives in exchange therefor in the Merger.

                  7.17. YEAR 2000 SURVEY. The Company shall, and shall cause its Subsidiaries to, send to each of its customers identified by Buyer a Year 2000 survey in a form designated by Buyer and the Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to cause its customers to complete and return such survey. Furthermore, the Company shall, and shall cause its Subsidiaries to, (a) seek such additional information as Buyer shall reasonably request from any customer designated by Buyer, and (b) take such action as is reasonably necessary to obtain such information, including, without limitation, scheduling face-to-face meetings with such customers;

                  7.18. COMPANY DRIP. The Company shall suspend the Company DRIP upon the request of Buyer if Buyer has been previously advised by its accountants (a copy of which advice shall be provided to the Company) that such suspension will not adversely effect pooling-of-interests treatment under GAAP for the Merger.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

                  8.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                           (a) STOCKHOLDER APPROVAL. This Agreement shall have
been approved and adopted by the requisite vote of the holders of Company Common Stock under applicable law.

                           (b) NASDAQ/NMS LISTING. The shares of Buyer Common
Stock which shall be issued to the stockholders of the Company upon consummation of the Merger shall have been authorized for quotation on the Nasdaq/NMS, subject to official notice of issuance.

                           (c) OTHER APPROVALS. All regulatory approvals
required to consummate the transactions contemplated hereby (including the Merger and the Subsidiary Merger) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

                           (d) S-4. The S-4 shall have become effective under
the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                           (e) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No
order, injunction ordecree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or the Subsidiary Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger or the Subsidiary Merger.

                           (f) POOLING OF INTERESTS. Buyer shall have received a
letter from Arthur Andersen, LLP addressed to Buyer, to the effect that the Merger will qualify for "pooling of interests" accounting treatment, and the Company shall have received a copy of such letter.

                  8.2. CONDITIONS TO OBLIGATIONS OF BUYER. The obligation of Buyer to effect the Merger is also subject to the satisfaction or waiver by Buyer at or prior to the Effective Time of the following conditions:

                           (a) REPRESENTATIONS AND WARRANTIES. (i) Subject to
Section 3.2, the representations and warranties of the Company set forth in this Agreement (other than the representations and warranties set forth in Sections 4.2, 4.3(a), 4.3(b), 4.6(a), 4.11(d), 4.12 and 4.13) shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date and (ii) the representations and warranties of the Company set forth in Sections 4.2, 4.3(a), 4.3(b), 4.6(a), 4.11(d), 4.12 and 4.13 of this Agreement shall be true and correct in all material respects (without giving effect to Section 3.2 of this Agreement) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Buyer shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect.

                           (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The
Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Buyer shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

                           (c) NO PENDING GOVERNMENTAL ACTIONS. No proceeding
initiated by any federal agency or state banking authority seeking an Injunction shall be pending.

                           (d) FEDERAL TAX OPINION. Buyer shall have received an
opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Buyer ("Buyer's Counsel"), in form and substance reasonably satisfactory to Buyer, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Buyer's Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of Buyer, Buyer Bank, the Company, the Company Bank and others reasonably satisfactory in form and substance to such counsel.

                  8.3. CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

                           (a) REPRESENTATIONS AND WARRANTIES. (i) Subject to
Section 3.2, the representations and warranties of Buyer set forth in this Agreement (other than the representations and warranties set forth in Sections 5.2, 5.3(a), 5.3(b), 5.6(a), 5.10 and 5.12) shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date and (ii) the representations and warranties of Buyer set forth in Sections 5.2, 5.3(a), 5.3(b), 5.6(a), 5.10 and 5.12 of this Agreement shall be true and correct in all material respects (without giving effect to Section 3.2 of this Agreement) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. The Company shall have received a certificate signed on behalf of Buyer by the Chief Executive Officer and the Chief Financial Officer of Buyer to the foregoing effect.

                           (b) PERFORMANCE OF OBLIGATIONS OF BUYER. Buyer shall
have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Buyer by the Chief Executive Officer and the Chief Financial Officer of Buyer to such effect.

                           (c) NO PENDING GOVERNMENTAL ACTIONS. No proceeding
initiated by any federal agency or state banking authority seeking an Injunction shall be pending.

                           (d) FEDERAL TAX OPINION. The Company shall have
received an opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC (the "Company's Counsel"), in form and substance reasonably satisfactory to the Company, dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger and the Subsidiary Merger will be treated as reorganizations within the meaning of Section 368(a) of the Code and that accordingly for federal income tax purposes:

                           (i) No gain or loss will be recognized by the Company
                  as a result of the Merger;

                           (ii) No gain or loss will be recognized by the
                  Company Bank as a result of the Subsidiary Merger (except to the extent the Company Bank or Buyer Bank may be required to recognize income due to the recapture of bad debt reserves as a result of the Subsidiary Merger);

                           (iii) No gain or loss will be recognized by the
                  stockholders of the Company who exchange all of their Company Common Stock solely for Buyer Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Buyer Common Stock); and

                           (iv) The aggregate tax basis of Buyer Common Stock
                  received by stockholders who exchange all of their Company Common Stock solely for Common Stock pursuant to the Merger will be the same as the aggregate tax basis of the Company Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

In rendering such opinion, the Company's Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of

Buyer, Buyer Bank, the Company, the Company Bank and others reasonably satisfactory in form and substance to such counsel.

                                   ARTICLE IX

                            TERMINATION AND AMENDMENT

                  9.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company:

                           (a) by mutual consent of the Company and Buyer in a
written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

                           (b) by either Buyer or the Company upon written
notice to the other party (i) 60 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied by any Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 60-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, PROVIDED, HOWEVER, that no party shall have the right to terminate this Agreement pursuant to this Section 9.1(b)(i) if such denial shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger or the Subsidiary Merger;

                           (c) by either Buyer or the Company if the Merger
shall not have been consummated on or before March 31, 2000, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

                           (d) by either Buyer or the Company (provided that if
the Company is the terminating party, it shall not be in material breach of any of its obligations under Section 7.4) if the approval of the stockholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or at any adjournment or postponement thereof;

                           (e) by either Buyer or the Company (provided that the
terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within thirty days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; PROVIDED, HOWEVER, that neither party shall have the right to terminate this Agreement pursuant to this Section 9.1(e) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated hereby under
Section 8.2(a) (in the case of a breach of representation or warranty by the Company) or Section 8.3(a) (in the case of a breach of representation or warranty by Buyer);

                           (f) by either Buyer or the Company (provided that the
terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within thirty days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing;

                           (g) by Buyer, if the Board of Directors of the
Company does not publicly recommend in the Proxy Statement that the Company's stockholders approve this Agreement or if, after recommending in the Proxy Statement that stockholders approve this Agreement, the Board of Directors of the Company shall have withdrawn, modified or amended such recommendation in any respect materially adverse to Buyer; or

                           (h) by the Company at any time during the ten-day
period commencing two days after the Determination Date (as defined below), if both of the following conditions are satisfied:

                   (1) the Average Closing Price (as defined below) shall be less than the product of 0.75 and the Starting Price; and

                   (2) (i) the number obtained by dividing the Average Closing Price by the Starting Price (such number being referred to herein as the "Buyer Ratio") shall be less than (ii) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.15 from such quotient (such number being referred to herein as the "Index

         Ratio");

subject to the following four sentences. If the Company elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice of such election to Parent; provided that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, Buyer shall have the option of adjusting the Exchange Ratio to equal the lesser of (i) a number equal to a quotient (rounded to the nearest one-ten-thousandth), the numerator of which is the product of 0.75, the Starting Price and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price, and (ii) a number equal to a quotient (rounded to the nearest one- ten-thousandth), the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Buyer Ratio. If Buyer makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to the Company of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 9.1(h) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 9.1(h). For purposes of this
Section 9.1(h), the following terms shall have the meanings indicated:

         "Average Closing Price" means the average of the last reported sale prices per share of Buyer Common Stock as reported on Nasdaq/NMS (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the 20 consecutive trading days on Nasdaq/NMS ending at the close of trading on the Determination Date.

         "Determination Date" means the fifth business day prior to the date on which the approval of the OCC required for consummation of the Merger shall be received, without regard to any requisite waiting periods in respect thereof.

         "Index Group" means the group of each of the 17 bank holding companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, an announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization as of the Starting Date. In the event that the common stock of any such company ceases to be publicly traded or any such announcement is made with respect to any such company, such company will be removed from the Index Group, and the weights (which have been determined based on the number of outstanding shares of common stock) redistributed proportionately for purposes of determining the Index Price. The 17 bank holding companies and the weights attributed to them are as follows:


BANK HOLDING COMPANY                                              WEIGHTING
BT Financial Corporation                                              5.2%
F&M National Corporation                                              7.4
F.N.B. Corporation                                                    6.7
FCNB Corp                                                             3.8
First Commonwealth Financial Corp.                                   10.2
Harleysville National Corporation                                     2.5
National Penn Bancshares, Inc.                                        5.6
Omega Financial Corporation                                           2.9
Provident Bankshares Corporation                                      8.4
S&T Bancorp, Inc.                                                     8.9
Sandy Spring Bancorp, Inc.                                            3.2
Sun Bancorp, Inc.                                                     2.5
Susquehanna Bancshares, Inc.                                         12.2
Trust Company of New Jersey (The)                                     6.3
Union Bankshares Corporation                                          2.5
United National Bancorp                                               5.0
WesBanco, Inc.                                                        6.7
                                                                    100.0%



         "Index Price" on a given date means the weighted average (weighted in accordance with the factors listed above) of the closing prices of the companies comprising the Index Group.

         "Starting Date" means September 7, 1999.

         "Starting Price" shall mean the last reported sale price per share of Buyer Common Stock on the Starting Date, as reported by Nasdaq/NMS (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source).

         If any company belonging to the Index Group or Buyer declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or Buyer shall be appropriately adjusted for the purposes of applying this Section 9.1(h).

                  9.2. EFFECT OF TERMINATION; EXPENSES. In the event of termination of this Agreement by either Buyer or the Company as provided in
Section 9.1, this Agreement shall forthwith become void and have no effect except (i) the last sentence of Section 7.2(a), the last sentence of Section 7.2(b), and Sections 9.2 and 10.4, shall survive any termination of this Agreement, and (ii) that notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

                  9.3. AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of either the Company or Buyer; PROVIDED, HOWEVER, that after any approval of the transactions contemplated by this Agreement by the Company's stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to the Company stockholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  9.4. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                    ARTICLE X

                               GENERAL PROVISIONS

                  10.1. CLOSING. Subject to the terms and conditions of this Agreement and the Bank Merger Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the first day which is (a) the last business day of a month and (b) at least two business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VIII hereof (other than those conditions which relate to actions to be taken at the Closing)(the "Closing Date"), at the offices of Buyer unless another time, date or place is agreed to in writing by the parties hereto; PROVIDED, HOWEVER, that the Closing shall not occur prior to December 19, 1999.

                  10.2. ALTERNATIVE STRUCTURE. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, Buyer shall be entitled to revise the structure of the Merger and/or the Subsidiary Merger and related transactions in order to (x) substitute a subsidiary of Buyer as a Constituent Corporation in the Merger or (y) provide that a different entity shall be the surviving corporation in a merger provided that each of the transactions comprising such revised structure shall (i) qualify as, or be treated as part of, one or more tax-free reorganizations within the meaning of
Section 368(a) of the Code, and not reduce the amount of consideration to be received by such stockholders, (ii) be properly treated for financial reporting purposes as a pooling of interests and (iii) be capable of consummation in as timely a manner as the structure contemplated herein. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

                  10.3. NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than pursuant to the Company Option Agreement which shall terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

                  10.4. EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, PROVIDED, HOWEVER, that the costs and expenses of printing and mailing the Proxy Statement to the stockholders of the Company and Buyer, and all filing and other fees paid to the SEC or any other Governmental Entity in connection with the Merger, the Subsidiary Merger and the other transactions contemplated hereby, shall be borne equally by Buyer and the Company,PROVIDED, FURTHER, HOWEVER, that nothing contained herein shall limit either party's rights to recover any liabilities or damages arising out of the other party's willful breach of any provision of this Agreement.

                  10.5. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a) if to Buyer, to:

                   F&M Bancorp
                   110 Thomas Johnson Drive
                   Frederick, Maryland 21702
                   Attn: Chief Executive Officer

                   with a copy to:

                   F&M Bancorp
                   110 Thomas Johnson Drive
                   Frederick, Maryland 21702
                   Attn: General Counsel

                   and to:

                   Skadden, Arps Slate, Meagher &
                   Flom LLP
                   919 Third Avenue
                   New York, New York 10022
                   Attn: William S. Rubenstein,
                   Esq.

    and

            (b) if to the Company, to:

                   Patapsco Valley Bancshares, Inc.
                   8539 Baltimore National Pike
                   Ellicott City, Maryland 21043
                   Attn: President and Chief
                   Executive Officer

                   with a copy to:

                   Gordon, Feinblatt, Rothman,
                   Hoffberger & Hollander, LLC
                   The Garrett Building
                   233 E. Redwood Street
                   Baltimore, Maryland 21202
                   Attn: Carla Stone Witzel

                   10.6. INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to September 7, 1999.

                   10.7. COUNTERPARTS. This Agreement may be executed by facsimile or otherwise in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                   10.8. ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to herein), together with the Confidentiality Agreements, the Company Option Agreement and the Bank Merger Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                   10.9. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Maryland, without regard to any applicable conflicts of law.

                   10.10. ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in the last sentence of Section 7.2(a) and of Section 7.2(b) of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the last sentence of Section 7.2(a) and of Section 7.2(b) of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                   10.11. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                   10.12. PUBLICITY. Except as otherwise required by law or the rules of the Nasdaq/NMS, so long as this Agreement is in effect, neither Buyer nor the Company shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

                   10.13. ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                   IN WITNESS WHEREOF, Buyer and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                   F&M BANCORP

                                   By  /s/ Faye E. Cannon
                                       -----------------------------------------
                                       Name:  Faye E. Cannon
                                       Title: President & Chief Executive
                                              Officer

Attest:

/s/ Gordon M. Cooley
---------------------------------
Name:  Gordon M. Cooley
Title: Secretary

                                   PATAPSCO VALLEY BANCSHARES, INC

                                   By  /s/ John S. Whiteside
                                       -----------------------------------------
                                       Name:  John S. Whiteside
                                       Title: President & Chief Executive
                                              Officer

Attest:

/s/ Edwin B. Mckee
---------------------------------
Name:  Edwin B. McKee
Title: Secretary

                                 AMENDMENT NO. 1

                  AMENDMENT, dated as of October 19, 1999, by and between F&M Bancorp, a Maryland corporation ("Buyer"), and Patapsco Valley Bancshares, Inc., a Maryland corporation (the "Company"), to the Agreement and Plan of Merger, dated as of September 7, 1999 (the "Merger Agreement"), by and between Buyer and the Company. Capitalized terms that are not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

                  WHEREAS, Buyer and Seller desire to amend the Merger Agreement
(a) to provide procedures for handling demands by holders of Company Common Stock for payment of the fair value of Company Common Stock in lieu of the merger consideration as contemplated by Sections 3-201 to 3-213 of the Maryland General Corporation Law and (b) in accordance with a request from the Federal Reserve Bank to obtain a waiver for the Federal Reserve Bank's approval of the merger under the Bank Holding Company Act and the Federal Reserve Board's Regulation Y.

                  NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Section 1.4(a) of the Merger Agreement is hereby amended in its entirety to read as follows:

                           (a) At the Effective Time, subject to Section 2.2(e) hereof, each share of the common stock, par value $0.01 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock held directly or indirectly by Buyer or the Company or any of their respective Subsidiaries (as defined below) (except for Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(b) hereof) and other than Dissenting Shares (as such term is defined in Section 1.4-c- hereof)) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for 1.18 shares (the "Exchange Ratio") of the common stock, par value $5.00 per share, of Buyer ("Buyer Common Stock"). All of the shares of Company Common Stock converted into Buyer Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of Company Common Stock shall thereafter only represent the right to receive (i) the number of whole shares of

         Buyer Common Stock and (ii) the cash in lieu of fractional shares into which the shares of Company Common Stock represented by such Certificate have been converted pursuant to this Section 1.4(a) and
         Section 2.2(e) hereof. Certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Buyer Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2 hereof, without any interest thereon. If, between the date of this Agreement and the Effective Time, the outstanding shares of Buyer Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratio shall be adjusted accordingly.

by adding the phrase "and other than Dissenting Shares (as such term is defined in Section 14.(c) hereof)" immediately after the phrase "(except for Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(b) hereof)".

         2. Section 1.4 of the Merger Agreement is hereby amended by adding the following subsection (c):

                           (c) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that have not been voted for adoption of the Merger and with respect to which appraisal rights shall have been properly demanded in accordance with Section 3-203 of the MGCL ("Dissenting Shares") shall not be converted into the right to receive, or be exchangeable for, Buyer Common Stock or cash in lieu of fractional shares but, instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 3-202 of the MGCL; PROVIDED, HOWEVER, that (i) if any holder of Dissenting Shares withdraws his demand for appraisal or payment of the fair value of such shares or
         (ii) if any holder shall become ineligible for such payment of the fair value of such shares, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Company Common Stock and such holder's Dissenting Shares shall cease to be Dissent-ing Shares and shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, Buyer Common Stock and/or cash in lieu of fractional shares, without any interest thereon, as provided in Section 1.4(a) and
         Article II hereof. The Company shall give Buyer (A) prompt notice of any written demands for appraisal or payment of fair value of any Company Common Stock, withdrawals of such demands and any other documents or instruments served pursuant to Section 3-203 of the MGCL received by the Company and (B) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal or payment of fair value of shares of Company Common Stock. The Company shall not make any payment with respect to any demands for appraisal or payment of fair value without the prior written consent of Buyer and shall not, except with the prior written consent of Buyer, settle or offer to settle any such demands.

         3. Section 6.1(r) of the Merger Agreement is hereby amended in its entirety to read as follows:

                           (r) without at least 24-hour prior written notice to Buyer, make or purchase, or commit to make or purchase, any loan or loans, or extend any line of credit, to any borrower and its affiliates in an aggregate principal amount greater than $1,000,000 or in an amount which, when aggregated with any existing indebtedness to the Company and its Subsidiaries and lines of credit from the Company and its Subsidiaries of such borrower and its affiliates, would exceed $1,000,000. In addition to such notice, the Company shall furnish to Buyer, promptly upon its substantial completion, the information package prepared by the Company's (or such Subsidiary's) loan committee with respect to such proposed loan requests and any other information that Buyer may reasonably request; or

         4. Each of the parties hereto represents to the other that (a) it has full corporate power and authority to execute and deliver this Amendment and to consummate the transactions contemplated hereby, (b) the execution and delivery of this Amendment by such party have been duly and validly approved by the Board of Directors of such party and no other corporate proceedings on the part of such party are necessary in connection with such Amendment and (c) this Amendment has been duly and validly executed and delivered by such party and consti tutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms.

         5. Except as expressly amended by this Amendment, the Merger Agreement is hereby ratified and confirmed in all respects.

         6. This Amendment may be executed in counterparts, all of which shall be considered one and the same instrument, each being deemed to constitute an original, and shall be effective when one or more counterparts have been signed by each party hereto and delivered to the other party hereto, which delivery may be made by facsimile transmission.

         7. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Maryland, without regard to any applicable conflicts of law.

         8. In the event of any inconsistency between the terms of this Amendment and the Merger Agreement, this Amendment shall govern.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed, under seal, in counterparts by their duly authorized officers, all as of the day and year first above written.

                                   F&M BANCORP

                                   By  /s/ Faye E. Cannon
                                       -----------------------------------------

                                   Name:  Faye E. Cannon
                                   Title: President & Chief Executive Offi cer

Attest:

  /s/ Gordon M. Cooley
-----------------------------
Name:    Gordon M. Cooley
Title:   Secretary

                                   PATAPSCO VALLEY BANCSHARES, INC

                                   By  /s/ John S. Whiteside
                                       -----------------------------------------
                                   Name:  John S. Whiteside
                                   Title: President & Chief Executive Officer

Attest:

  /s/ Edwin B. Mckee
-----------------------------
Name:     Edwin B. McKee
Title:    Secretary